                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        StanCorp Financial Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required.
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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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

                    [LOGO OF STANCORP/SM/ FINANCIAL GROUP]

March 29, 2001

Dear Fellow Shareholder:

  On behalf of your Board of Directors, I have the pleasure of inviting you to attend our 2001 Annual Meeting of shareholders. The meeting will be held on Monday, May 7, 2001 at 11:30 a.m. Pacific Time in the Pavilion Ballroom of the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon. I hope that you will participate in the Annual Meeting in one of the three available ways. You can do so by attending the meeting and voting in person. Alternatively, you may vote by completing the enclosed proxy card and returning it as promptly as possible. You may also complete your proxy by telephone or over the Internet.

  Included with this mailing, you will find our Annual Report to Shareholders, which includes our Annual Report on Form 10-K. The Annual Report includes audited financial statements for our fiscal year, which ended on December 31, 2000. You will also find our annual meeting notice and proxy statement. The proxy statement outlines the items of business that will be discussed and voted upon at the Annual Meeting. I urge you to read the Annual Report and the proxy statement carefully, as they contain information about us that you may find important.

  I hope to see you at the Annual Meeting. If you are unable to attend, I again ask that you complete your proxy and return it by mail, telephone or over the Internet as soon as possible.

                                          Sincerely,

                                          /s/ Ronald E. Timpe

                                          Ronald E. Timpe
                                          Chairman, President, and
                                          Chief Executive Officer

                               TABLE OF CONTENTS

Topic                                                                     Page
-----                                                                     ----
NOTICE OF ANNUAL MEETING

PROXY STATEMENT

GENERAL INFORMATION......................................................   1

  Voting Rights..........................................................   1

  Voting by Proxy........................................................   1

  Votes Required.........................................................   2

  Cost of Proxy Solicitation.............................................   2

ELECTION OF DIRECTORS....................................................   2

  Nominees for Election at the Annual Meeting............................   2

  Directors in Classes...................................................   3

  Nominees for Election..................................................   3

  Continuing Directors...................................................   4

CORPORATE GOVERNANCE.....................................................   5

  Committees of the Board................................................   5

  Directors' Compensation................................................   5

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN
 SHAREHOLDERS............................................................   6

CERTAIN SHAREHOLDERS.....................................................   7

REPORT OF THE ORGANIZATION & COMPENSATION COMMITTEE......................   7

COMPENSATION OF EXECUTIVE OFFICERS.......................................  11

  Summary Compensation Table.............................................  11

  Stock Options Granted..................................................  12

  Stock Options Exercised................................................  12

  Long-Term Incentive Plan Awards Granted in 2000........................  13

  Standard Retirement Program............................................  13

  Certain Relationships and Related Transactions.........................  14

PERFORMANCE GRAPH........................................................  16

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS..................  16

AUDIT COMMITTEE MATTERS..................................................  17

OTHER MATTERS............................................................  17

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................................  17

SHAREHOLDER NOMINATIONS AND PROPOSALS....................................  18

EXHIBIT A--AUDIT COMMITTEE CHARTER.......................................  19

                        STANCORP FINANCIAL GROUP, INC.
                             1100 SW Sixth Avenue
                            Portland, Oregon 97204

                               ----------------

                   Notice of Annual Meeting of Shareholders

                               ----------------

  Notice is hereby given that the Annual Meeting of Shareholders of StanCorp Financial Group, Inc., an Oregon corporation, will be held in the Pavilion Ballroom of the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon, on May 7, 2001, at 11:30 a.m. Pacific Time, for the following purposes:

    1. To elect five directors to serve for three-year terms expiring in 2004;

    2. To ratify the appointment of Deloitte & Touche LLP as StanCorp's independent auditors for the year 2001; and

    3. To transact any other business that may properly come before the Annual Meeting.

  The close of business on March 2, 2001 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

  Shareholders may vote by written proxy, by telephone, or over the Internet. Instructions for voting by telephone and over the Internet are printed on the proxy card. If you attend the meeting and intend to vote in person, please notify our personnel of your intent as you sign in for the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Dwight L. Cramer

                                          Dwight L. Cramer
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 29, 2001

                        STANCORP FINANCIAL GROUP, INC.
                             1100 SW Sixth Avenue
                            Portland, Oregon 97204

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This proxy statement concerns the Annual Meeting of Shareholders of StanCorp Financial Group, Inc. ("StanCorp," "the Company," "we," "us," and "our") to be held on May 7, 2001 ("Annual Meeting"). The Annual Meeting will be held at 11:30 a.m. Pacific Time in the Pavilion Ballroom of the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon. Our shares of common stock trade on the New York Stock Exchange under the ticker symbol "SFG". We have only one outstanding class of common stock that is eligible to vote. As of March 2, 2001, we had 31,478,056 outstanding shares of common stock ("Common Stock").

  Our Board of Directors is soliciting your proxy for use at the Annual Meeting and at any adjournment of the meeting. You will be asked to vote upon two items: Item 1. Election of Directors and Item 2. Approval of Deloitte & Touche LLP as our independent auditors. Your proxy will also permit a vote on any other matter that may legally come before the Annual Meeting. We are currently not aware of any other item that will require a shareholder vote.

  We have included in this mailing a copy of our 2000 Annual Report to Shareholders, which includes our Annual Report on Form 10-K. The Annual Report includes audited financial statements. You may wish to review the Annual Report carefully. We are mailing this proxy statement and the accompanying forms of proxy and voting instructions on or about March 29, 2001 to holders of our common stock on the record date for the Annual Meeting.

Voting Rights

  Each share of our Common Stock is entitled to one vote on each proposal and with respect to each director position to be filled. There is no cumulative voting. To be eligible to vote on matters coming before the Annual Meeting, you must own our Common Stock on the record date. The Board of Directors has set the record date as close of our business day on March 2, 2001 ("Record Date"). If you own shares as of the Record Date, you may vote either in person at the Annual Meeting or by proxy. You may vote by proxy by completing a proxy card and mailing it in the postage paid envelope, by using a toll-free telephone number, or by voting over the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker, or other holder of record to see which options are available to you. Your ability to vote by telephone or by the Internet will close at 4:00 p.m. Eastern Time on May 4, 2001.

Voting by Proxy

  We have included a proxy in this packet. Our Board of Directors is soliciting this proxy from you. The proxyholder(s) (the person(s) designated in the proxy to cast your vote, also known as "proxies") will vote your shares according to your instructions. If you return your proxy signed, but without directions, the proxyholders will vote your shares in accordance with the recommendations of our Board of Directors with regard to Items 1 and 2. If other matters come before the Annual Meeting that require a shareholder vote, the proxyholder will vote your shares in accordance with the recommendation of our management.

  You have the right to revoke your proxy at any time up to the time your shares are voted. You have three ways to revoke your proxy. First, you may do so in writing. Please send your revocation to our Corporate Secretary, P. O. Box 711, Portland, OR 97207. Your written revocation must actually be received by April 28,

2000. Secondly, you can cast another valid proxy in writing, by telephone or over the Internet. Your vote will be cast in accordance with the latest valid proxy. Thirdly, you can revoke your proxy by voting in person at the Annual Meeting. If you choose to vote in person, please let our personnel know that you are revoking a previously given proxy and are now voting in person.

Votes Required

  As required by Oregon law, our Articles of Incorporation and our Bylaws, to elect nominees to our Board of Directors at the Annual Meeting, the meeting must have a quorum and the nominees receiving the highest number of votes cast will be elected. For a proposal to pass at the Annual Meeting, the meeting must have a quorum and the proposal must receive more votes in its favor than were cast against it. Broker nonvotes and abstentions will be treated as if the shares were present at the Annual Meeting, but not voting.

Cost of Proxy Solicitation

  We will pay the cost of soliciting proxies. Our directors, officers, or employees may solicit proxies on our behalf in person or by telephone, facsimile, or other electronic means. We have also engaged the firm of Corporate Investor Communications, Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay Corporate Investor Communications, Inc. a fee of $4,000 plus expenses for their services.

  In accordance with the regulations of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of StanCorp.

                             ELECTION OF DIRECTORS

  Under Oregon law and pursuant to our Articles of Incorporation and Bylaws, StanCorp's business, property, and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them, through reliance on qualified experts in professional disciplines, and by participating in meetings of the board and its committees.

  We have had fourteen directors. Our Board of Directors is divided into three classes of a nearly equal number of directors. Each class serves a three-year term in office. At this Annual Meeting, you will be requested to elect five Class II directors. Class II currently consists of five directors, all of whom have agreed to stand for re-election. One Class I director, Mr. William Swindells, will reach mandatory retirement age and retire from our board this year.

  Class II directors, if elected, will serve a three year term, until the annual meeting of shareholders in 2004. If any director resigns, dies, or is otherwise unable to serve, the Board of Directors may fill the vacancy for the unexpired term.

  Our Board of Directors thanks Mr. Swindells for his many years of service to us and to our subsidiaries.

  Our Board of Directors also serves as the Board of Directors of our principal subsidiary, Standard Insurance Company. Unless otherwise noted in the biographical information below, our directors serve on the same board committees of Standard Insurance Company as they do for StanCorp.

Nominees for Election at the Annual Meeting

  The Board of Directors has proposed the following individuals for election as Class II directors: Virginia L. Anderson, Jerome J. Meyer, Ralph R. Peterson, E. Kay Stepp and Michael G. Thorne, all of whom are current directors.

  If any nominee should become unable to serve, the proxyholder will vote for the person or persons the Board of Directors recommends, if any. We have no reason to believe that any of the nominees is not available or would be unable to serve if elected.

Directors in Classes

  We have set forth below information, as of December 31, 2000, about each nominee and continuing director. This information includes the director's age, positions held with us, principal occupation, business history for at least the last five years, committees of our board on which the director serves, and other directorships held.

                                    Director                            Term
Name                      Class Age Since(1)       Position Held       Expires
----                      ----- --- --------       -------------       -------
Virginia L. Anderson.....  II    53   1989           Director           2001
Jerome J. Meyer..........  II    62   1995           Director           2001
Ralph R. Peterson........  II    56   1992           Director           2001
E. Kay Stepp.............  II    55   1997           Director           2001
Michael G. Thorne........  II    60   1992           Director           2001
Frederick W. Buckman.....  III   54   1996           Director           2002
John E. Chapoton.........  III   64   1996           Director           2002
Peter O. Kohler, MD......  III   62   1990           Director           2002
Ronald E. Timpe..........  III   61   1993   Chairman, President & CEO  2002
Franklin E. Ulf..........  III   69   1987           Director           2002
Barry J. Galt............   I    67   1988           Director           2003
Richard Geary............   I    65   1991           Director           2003
Peter T. Johnson.........   I    68   1987           Director           2003
William Swindells........   I    70   1988           Director           2003(2)

--------
(1) Reflects the year in which the director was elected to Standard Insurance Company's Board of Directors. All directors joined StanCorp's Board of Directors in March of 1999, just prior to Standard Insurance Company's demutualization and StanCorp's initial public offering.
(2) Mr. Swindells has attained the mandatory retirement age of 70 and is retiring at the Annual Meeting.

Nominees for Election

  Virginia L. Anderson--Since 1988, Ms. Anderson has been the Director of the Seattle Center, a 74-acre, 31 facility urban civic center, located in Seattle, Washington. Ms. Anderson serves on the Audit Committee and the Nominating and Corporate Governance Committee.

  Jerome J. Meyer--From January 2000, Mr. Meyer has been the Chairman of the Board of Tektronix, Inc., a high technology company located in Beaverton, Oregon. From 1990 to 1999, Mr. Meyer was Chairman of the Board and Chief Executive Officer of Tektronix, Inc. Mr. Meyer serves as the chair of the Organization and Compensation Committee and serves on the Finance and Operations Committee. In addition to Tektronix, Inc., Mr. Meyer is a member of the board of directors of Enron Corporation, and Centerspan, Inc.

  Ralph R. Peterson--Since 1991, Mr. Peterson has been President and Chief Executive Officer of CH2M Hill Companies, Ltd., an engineering, design, and consulting firm located in Denver, Colorado. Mr. Peterson serves on the Nominating and Corporate Governance Committee and on the Organization and Compensation Committee. Mr. Peterson also serves on the board of CH2M Hill Companies, Ltd.

  E. Kay Stepp--Since 1994, Ms. Stepp has been principal and owner of Executive Solutions, a management consulting firm in Portland, Oregon. From 1989 to 1992, Ms. Stepp was President and Chief Operating Officer of Portland General Electric, an electric utility. Ms. Stepp serves on the Nominating and Corporate Governance Committee and on the Organization and Compensation Committee. Ms. Stepp is a member of the board of directors of Planar Systems, Inc. and Franklin Covey Company.

  Michael G. Thorne--Since 1991, Mr. Thorne has been Executive Director of the Port of Portland, Oregon, a public corporation whose primary business is providing facilities and services to move cargo and people. Mr. Thorne serves on the Executive Committee and the Finance and Operations Committee. Mr. Thorne is also a member of the board of directors of Willamette Industries, Inc.

  The Board of Directors recommends a vote for the above nominees for election as directors.

Continuing Directors

  Frederick W. Buckman--Since 1999, Mr. Buckman has served as President of Frederick Buckman, Inc., a consulting firm located in Portland, Oregon. From 1994 to 1998, Mr. Buckman was President, Chief Executive Officer and Director of PacifiCorp, a holding company of diversified businesses, including an electric utility, based in Portland, Oregon. Mr. Buckman serves as the Chair of the Finance and Operations Committee and serves on the Audit Committee.

  John E. Chapoton--In 2001, Mr. Chapoton became a partner of Brown Investment Advisory & Trust Company, in Washington, D.C. From 1984 to 2001, Mr. Chapoton was the managing partner of the Washington D. C. office of the law firm of Vinson & Elkins. Mr. Chapoton serves as the chair of the Audit Committee.

  Barry J. Galt--Mr. Galt is now retired. In 1998, Mr. Galt was Chairman of Seagull Energy Corporation and Vice Chairman in 1999. From 1983 to 1998, Mr. Galt was the Chairman and Chief Executive Officer of Seagull Energy Corporation, a diversified energy company, located in Houston, Texas. Mr. Galt serves on the Finance and Operations Committee and the Organization and Compensation Committee. Mr. Galt is a member of the board of directors of Ocean Energy, Inc. (formerly Seagull Energy Corporation), Trinity Industries, Inc. and Friede Goldman Halter, Inc.

  Richard Geary--From 1984 to 1998, Mr. Geary was President of Kiewit Pacific Co. (Vancouver, Washington), a subsidiary of Peter Kiewit Sons', Inc., a diversified construction company. Mr. Geary serves on the Executive Committee and the Finance and Operations Committee. Mr. Geary is a member of the Board of Directors of Peter Kiewit Sons', Inc., Kiewit Materials Company, David Evans & Associates, and Today's Bank.

  Peter T. Johnson--Mr. Johnson of McCall, Idaho has been a private investor since retiring in 1986 as Administrator of the Bonneville Power Administration, a federal power marketing and generation agency. Mr. Johnson serves on the Executive Committee and the Audit Committee. Mr. Johnson is a member of the board of directors of Idaho Power Company and its wholly owned subsidiary, IDA West Corporation.

  Peter O. Kohler, MD--Since 1988, Dr. Kohler has been President of the Oregon Health Sciences University, located in Portland, Oregon. Dr. Kohler serves as chair of the Nominating and Corporate Governance Committee and serves on the Executive Committee.

  Ronald E. Timpe, FSA, CLU--Mr. Timpe has been Chairman, President and Chief Executive Officer of StanCorp since its incorporation. Mr. Timpe has been President and Chief Executive Officer of our principal subsidiary, Standard Insurance Company, since 1994 and became Chairman of its Board of Directors in 1998. Mr. Timpe is the chair of the Executive Committee of StanCorp and of the Management Committee of Standard Insurance Company.

  Franklin E. Ulf--Since 1997, Mr. Ulf has been Chairman of U.S. Trust Company, N.A., a national bank located in Los Angeles, California. From 1983 to 1997, Mr. Ulf was Chief Executive Officer of the same organization. Mr. Ulf serves on the Executive Committee and the Finance & Operations Committee.

                             CORPORATE GOVERNANCE

  In 2000, our board met five times and committees of the board held meetings as follows: Audit Committee (4 times), Finance & Operations Committee (6 times), Nominating & Corporate Governance Committee (3 times), Organization & Compensation Committee (5 times). No member of the board attended fewer than 75 percent of the aggregate number of board meetings and meetings of committees of which he or she was a member.

Committees of the Board

  Our Board of Directors has established five committees. They are the Executive Committee, the Audit Committee, the Nominating & Corporate Governance Committee, the Finance & Operations Committee, and the Organization & Compensation Committee. The function of each committee is discussed below.

  Executive Committee--The Executive Committee did not meet in 2000. Except as otherwise provided in Oregon law, our Articles of Incorporation, or Bylaws, the Executive Committee exercises the full authority of our Board of Directors during those periods in which our full Board of Directors is not scheduled to meet. Mr. Timpe chairs the Executive Committee. In addition to Mr. Timpe, the committee is currently comprised of Messrs. Geary, Johnson, Kohler, Thorne, and Ulf.

  Audit Committee--It is the responsibility of the Audit Committee to: determine the firm of independent public accountants to recommend to the board; review the quality of the public accountants work; assure the independence of the public accounts; review the audit scope and plan; review and discuss with the public accountants their annual audit report and accompanying management letter and quarterly financial reviews; and oversee the adequacy of the internal control structure. All members of the Audit Committee are "independent", as such term is defined in the listing standards of the New York Stock Exchange. For additional information concerning the Audit Committee's responsibilities, see "Audit Committee Matters."

  Finance and Operations Committee--It is the responsibility of the Finance and Operations Committee to: oversee the appropriate capital structure of StanCorp; approve operational plans and budgets; oversee the investment policy and review and approve investment reports and significant acquisitions; make periodic recommendations regarding dividends; counsel the board regarding acquisitions, divestitures, and other business combinations; and review financial information that will be released.

  Nominating and Corporate Governance Committee--It is the responsibility of the Nominating and Corporate Governance Committee to: review the organization and structure of the board; review of the qualifications and recommend candidates for the board and its committees; review the effectiveness of the board; recommend directors compensation; and oversee the compliance program.

  Organization and Compensation Committee--It is the responsibility of the Organization and Compensation Committee to: review executive compensation and recommend changes, as appropriate; develop and administer an overall compensation policy; monitor the performance of the chief executive officer; oversee succession planning; oversee stock option and stock purchase plans; review organizational changes recommended by the chief executive officer; and review board compensation. All directors who are members of the Organization and Compensation Committee were independent directors within the meaning of the Securities Exchange Act of 1934 and its regulations (the " '34 Act"). There were no "interlocks" within the meaning of the '34 Act.

Directors' Compensation

  Each director, who is not an employee of StanCorp or Standard Insurance Company, receives an annual retainer fee of $20,000 and $1,000 meeting fee for each board meeting and committee meeting attended. Each chair of a board committee receives an additional annual retainer of $3,000. The retainer is paid quarterly one-half in cash and one-half in Common Stock valued at fair market value at the time issued. Additionally, on the date of the annual meeting, each director receives an annual option grant covering 1,500 shares of Common Stock at fair market value on the date of grant. We reimburse directors for all travel and other expenses. Our directors receive only one retainer for serving on StanCorp's and Standard Insurance Company's boards and one meeting fee for joint meetings of StanCorp's and Standard Insurance Company's boards.

               SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND CERTAIN SHAREHOLDERS

  The following table sets forth information regarding the beneficial ownership, as of January 31, 2001, of our Common Stock by each of our directors, nominees, and five most highly compensated executive officers, and by our directors, nominees, and executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities. No director, nominee or executive officer or directors, nominees, and executive officers as a group beneficially own 1% or more of StanCorp's outstanding shares of Common Stock.

                                                            Common Stock
                                                            Beneficially
     Name                                                      Owned
     ----                                                   ------------
     Virginia L. Anderson..................................     1,076
     Frederick W. Buckman..................................     5,827
     John E. Chapoton......................................       827
     Barry J. Galt.........................................     1,726
     Richard Geary.........................................    40,726
     Peter T. Johnson......................................     2,012
     Peter O. Kohler.......................................       827
     Jerome J. Meyer.......................................     3,020
     Ralph R. Peterson.....................................       778 (1)
     E. Kay Stepp..........................................       741
     William Swindells.....................................     5,726
     Michael G. Thorne.....................................     1,826
     Ronald E. Timpe.......................................   154,886 (2)(3)(4)
     Franklin E. Ulf.......................................       726
     Kim W. Ledbetter......................................    34,555 (2)(3)(5)
     Douglas T. Maines.....................................    54,324 (2)(3)
     J. Gregory Ness.......................................    26,445 (2)(3)
     Eric E. Parsons.......................................    50,834 (2)(3)
     Executive Officers and Directors as a Group...........   425,276

--------
(1)  Includes 52 shares owned by Mr. Peterson's spouse.
(2) Not included 104,987 shares owned by Standard Insurance Company Defined Contribution Plan Trust for Home Office Employees and Standard Insurance Company Defined Contribution Plan Trust for Field Personnel. The trust is a unitized trust that matches 3% of employees' contributions with Common Stock. The purchase and sale of StanCorp stock are determined by the terms of the plan and are carried out by the administrator. Mr. Timpe and Mr. Ledbetter and another executive officer are co-trustees of the trust. The co-trustees have voting power over the shares owned in trust, but do not have investment or dispositive power over the shares. The co-trustees cannot withdraw shares from the trust and, upon retirement, neither the co-trustees nor any other employee participants receive distributions in stock from the plan.
(3)  Includes; 75,000, 12,500, 34,381, 12,500 and 25,000 shares of restricted stock for Messrs. Timpe, Ledbetter, Maines, Ness and Parsons, respectively. Each has voting power over their respective shares. With respect to 9,381 shares owned by Mr. Maines, such shares will vest provided he is an employee of the Company on September 30, 2001. All other shares of restricted stock are subject to forfeiture restrictions set forth below under "Compensation of Executive Officers."

(4) Includes 1,537 shares from Deferred Compensation Plan for Senior Officer Management Group and Supplemental Deferred Compensation Plan for Senior Officer Management Group.
(5) Includes 52 shares owned by Mr. Ledbetter's spouse and 176 shares owned by Mr. Ledbetter's mother's living trust of which Mr. Ledbetter is a trustee and beneficiary.

                             CERTAIN SHAREHOLDERS

  There are no shareholders of the Company known to management to be beneficial owners of more than 5 percent of our Common Stock. Under Oregon law, no individual or group of individuals may own 5 percent or more of our voting shares for the first five years from the effective date of our reorganization, unless they first receive permission to do so from the Director of the Oregon Department of Consumer and Business Affairs ("Director").

              REPORT OF THE ORGANIZATION & COMPENSATION COMMITTEE

  This report was prepared by the Organization & Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee advises management and exercises authority with respect to compensation and benefits afforded the CEO and members of the Company's Management Committee (senior executives who report directly to the CEO). The Committee oversees all of the Company's broad-based compensation and benefit programs. The current members of the Organization & Compensation Committee are Mr. Meyer, Mr. Galt, Mr. Peterson and Ms. Stepp, all of whom are independent directors.

Overview

  The Company's compensation program is designed to attract, retain, and motivate highly talented individuals whose abilities are critical to the success of the Company. Compensation policies that attract personnel of this caliber are particularly important for a relatively new public entity like the Company. The Company's compensation program is guided by the following fundamental principles:

  . Compensation is based on the level of job responsibility, the performance of the Company and business operations for which the officer is responsible, and the performance of the individual.

  . Total compensation levels are designed to be competitive with compensation paid by organizations with which the Company competes for executive talent.

  . Compensation should align the interests of the officers with those of the Company's stockholders by basing a significant part of total compensation on the long-term performance of the Company's common stock.

  Each year the Committee reviews the compensation program to ensure that it continues to serve the overall objectives of the Company. This review includes a comprehensive report from an independent consulting firm, which assesses the effectiveness of the compensation program. As part of this analysis, the Committee reviews the Company's performance and compares it to the performance of a group of comparator companies. The comparator companies selected for this analysis are subject to change as the Company or its competitors change their focus or as new competitors emerge. The annual compensation review permits an ongoing evaluation of the link between organizational performance and its compensation practices within the context of the compensation programs of comparator companies.

  To establish a competitive range of base salary, annual and long-term incentive compensation, the Committee reviews competitive market data of these comparator companies, historical Company practices and the recommendations of outside compensation specialists. The resulting decisions regarding compensation levels are based on competitive market practices, the executive's level of responsibility and strategic decision-making requirements as well as organization and individual performance measured against stated objectives. The

Committee believes that the long-term focus on organization performance brought about by the compensation principles keeps management focused on strategies that position the Company for sustained growth in earnings and return on equity.

Compensation Components

  In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company's program relative to the attainment of its objectives. The Company's compensation program consists of two key elements:
(i) an annual component, i.e., base salary and annual bonus and (ii) a long-term component, i.e. stock options and restricted stock awards under the 1999 Stock Incentive Plan.

Annual Component

  In 2000, annual compensation for officers of the Company consisted of two components--base salary and a cash payment under the Company's Short Term Incentive Plan ("STIP"). The base salaries for senior officers (including Mr. Timpe) were determined by the Committee based on each individual's performance and, as previously discussed, the Company's performance and the range of compensation of senior officers with similar responsibilities in comparable companies.

  Annual bonuses paid to officers under the STIP are a significant element of the executive compensation program. The STIP is designed to reward participants for the achievement and success of general corporate goals and to recognize and reward their individual performance in achieving such goals.

  Under the STIP, each officer of the Company is assigned annual performance goals that may relate to aspects of his or her personal performance, the results attained in a divisional, departmental or other business unit for which that officer is responsible and overall corporate results. The financial criteria used to measure results may include sales or revenue targets, business unit expense targets, and specially crafted measures at the departmental and divisional levels. These criteria may also include after-tax operating income, earnings growth and return on equity, at the corporate level. Performance criteria may combine objective and subjective elements, and contain a discretionary component.

  The Committee is responsible for determinations regarding performance goals for the CEO and those officers who report directly to him. All other determinations for employees below the Management Committee level are made by the appropriate officers and employees subject to the approval of the Committee. In 2000, each officer (other than the CEO) has a targeted annual payout, which ranges from 10% to 50% of base salary, depending on the level of the individual's assignment in the organization. Actual annual payouts may range from zero to as much as 150% of the targeted amount. STIP bonuses are paid in February of the year following the year for which performance was measured.

Long Term Compensation

  The long-term incentive component of the Company's executive compensation program currently consists of awards under the 1999 Stock Incentive Plan. These incentives are designed to reinforce management's long-term perspective on corporate performance and provide an incentive for key executives to remain with the Company for the long term.

  Awards under the 1999 Stock Incentive Plan are a significant element of the Company's executive compensation program. Compensation derived from stock ownership provides a strong incentive to increase shareholder value, since the value of this compensation is determined by changes in the price of the Company's common stock over the term of each award. To date, awards under the 1999 Stock Incentive Plans have taken the form of stock options and restricted stock awards.

  Stock options, the principal form of long-term incentive compensation under the 1999 Stock Incentive Plan, promote executive retention because they carry a three-year or four-year vesting period and, if not exercised, are generally forfeited if the employee leaves the Company before retirement. In addition, stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to growth over the long-term and not simply to short-term profits. Awards are granted subjectively at the discretion of the Organization and Compensation Committee based on a variety of factors, including a recipient's demonstrated past and expected future performances, a recipient's level of responsibility with the Company and his or her ability to affect shareholder value. In making awards, the Committee considers various measures of option valuation and current comparator group equity practices.

  Because options granted in 1999 were intended to cover a two-year period, the Company made no stock option awards to the CEO or other members of the Management Committee in 2000 (other than one initial grant in connection with a new hire and two incremental grants in connection with promotions).

  In addition, the Company made performance-based restricted-stock awards under the 1999 Stock Incentive Plan to the CEO and each member of the Management Committee during 2000. The performance-based restricted-stock awards were designed as a four-year program to measure and reward management's efforts to improve the Company's ROE during that time period. Forfeiture restrictions are incrementally released from shares as the Company attains annual ROE targets between 10.5 percent and 15 percent. Certain provisions permit adjustment to increase or decrease the number of shares released upon attainment of intermediate ROE targets during the program. Failure to meet ROE goals during the time period 2000-2004 will result in the forfeiture of shares which have not been released at the end of 2004.

  As a mutual insurance company, Standard Insurance Company had maintained a long-term cash incentive plan in which awards were made, and then paid out, over multi-year periods. The Company's final such long-term cash incentive plan has been concluded. The final payments under such plans have been made and are reported elsewhere in the proxy statement. The Company currently intends to rely on the 1999 Stock Incentive Plan as the sole means of long-term compensation, believing compensation in the form of stock ownership increases long-term value for the stockholders while compensating individual employees for superior performance.

Deductibility Cap on Executive Compensation

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated executive officers. The Internal Revenue Code generally excludes from the calculation of the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Committee to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. However, the Committee considers it important to be able to utilize the full range of incentive compensation, even though some compensation may not be fully deductible, and has done so in the past with respect to the chief executive officer.

Chief Executive Officer Compensation

  The CEO's compensation for 2001 was determined pursuant to the same philosophy and objectives described earlier in this report and includes the same elements and performance measures as the Company's other senior executives. Under the STIP, the CEO's annual targeted payment is 75% of base salary. For 2001, the Committee approved Mr. Timpe's base salary of $625,000. In addition, the Committee approved a cash bonus relating to 2000 performance of $485,000 under the STIP and a stock option grant of 60,000 shares. The Board has approved the Committee's compensation decisions. In awarding compensation, the Committee took note of Mr. Timpe's substantial and unique contributions to the Company's performance as measured against the Company's goals and its peer group's performance, in particular the total return to shareholders and progress in improving the Company's ROE.

Summary

  Subject to the oversight of the Board of Directors, the Committee is responsible for the overall review, monitoring and approval of all compensation decisions affecting the Company's senior executives. The Committee actively monitors the effectiveness of the executive compensation program and, from time to time, reviews the program against the principles set forth in this report and makes modifications it believes to be appropriate.

           Jerome J. Meyer, Chair                                Barry J. Galt
           Ralph R. Peterson                                     E. Kay Stepp

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The information set forth below describes the components of total compensation of the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") of the Company and its subsidiaries.

                                                                Long Term
                                                               Compensation
                                                            ------------------
                                  Annual Compensation         Awards   Payouts
                              ----------------------------  ---------- -------
                                                            Restricted
                                              Other Annual    Stock     LTIP    All Other
Name and Principal            Salary   Bonus  Compensation    Awards   Payouts Compensation
Position                 Year   ($)     ($)       ($)         ($)(1)   ($)(2)     ($)(3)
------------------       ---- ------- ------- ------------  ---------- ------- ------------
Ronald E Timpe.......... 2000 560,000 485,000       158     2,240,625  156,015    23,310
 Chairman, President and 1999 518,000 350,500       647       525,367  186,480    21,378
 Chief Executive         1998 450,000 165,560       160           --   156,555    19,050
 Officer (4)

Eric E. Parsons......... 2000 260,000 223,280       722       628,125   48,282    20,854
 Senior Vice President   1999 250,000  97,875     5,757       245,173   60,000    19,080
 and Chief Financial     1998 220,000  71,832     4,524           --    51,018    16,126
 Officer (4)

Douglas T. Maines....... 2000 291,667 199,209       114       628,125      --     16,412
 Senior Vice President   1999 240,000  96,118       108       208,727      --     12,013
 Group Insurance (5)     1998  62,769  24,500   151,362(6)        --       --        180

Kim W. Ledbetter........ 2000 190,000 124,488       184       314,062   35,283    12,613
 Senior Vice President,  1999 180,000  66,947     1,223       198,470   43,200     9,103
 Individual Insurance    1998 170,000  35,031       391           --    39,423     8,535
  and Retirement Plans

J. Gregory Ness......... 2000 197,500  92,820         0       314,062   36,675       525
 Senior Vice President,  1999 150,000  58,302     1,223        72,980   36,000         0
 Investments             1998 130,000  28,935       391           --    30,147         0

--------
(1) For each year these dollar amounts represent the number of restricted shares awarded to the Named Executive multiplied by the market value per share, on the date of award. The 2000 awards are subject to forfeiture restrictions during the four-year period established by the performance stock program. See "Long Term Incentive Plan Awards Granted in 2000." The 1999 awards have vested for all Named Executives other than Mr. Maines (whose award vests on September 30, 2001, provided he remains employed by the Company through that date). At December 31, 2000, based on a price of $47.75 per share, the aggregate restricted stock holdings of the Named Executives were as follows: Mr. Timpe--23,612 shares valued at $1,127,473; Mr. Parsons--11,019 shares valued at $526,157; Mr. Maines--9,381 shares valued at $447,943; Mr. Ledbetter--8,920 shares valued at $425,930; and Mr. Ness--3,280 shares valued at $156,620 (the foregoing amounts exclude the awards reported in the Long Term Incentive Plan Awards granted in 2000 Table).
(2) Amounts shown are amounts paid with respect to three-year LTIP plans covering 1998-2000, 1997-1999 and 1996-1998, respectively. No awards have been made under the LTIP plans since the demutualization of the Company in 1998. All amounts shown above reflect payments of awards made prior to that time. The most recent LTIP payments were made 60 percent in stock, valued at fair market value on the date of payment, and 40 percent in cash. Prior payouts were made entirely in cash.
(3) Amounts shown include matching contributions credited to the accounts of the Named Executives under Standard Insurance Company's nonqualified Supplemental Executive Compensation Plan and imputed income from Group
    Life Insurance Plan for Home Office Employees. Amounts of imputed income for 2000 for group term life contributions are: $4,410; $2,072; $662; $662; and $0 for Messrs. Timpe, Parsons, Maines, Ledbetter and Ness, respectively. Amounts contributed to the nonqualified plan in 2000 are: $18,900; $18,782; $15,750; $11,951; and $525, respectively.
(4) Mr. Timpe and Mr. Parsons hold their respective positions for both
    StanCorp and certain of its subsidiaries. All other Named Executives are employed only by subsidiaries of StanCorp Financial Group, Inc.
(5) Mr. Maines became an employee of Standard Insurance Company during the fourth quarter of 1998 and accordingly was ineligible for grants made in previous years.
(6) Includes income tax allowance on non-deductible moving expenses and relocation allowance for Mr. Maines.

  To reflect completely the compensation paid Named Executives in the most recent prior period, the Company reports compensation with respect to the year in which it is earned, even if paid in subsequent time periods. Certain amounts reported in the table above for years 1998-2000 were paid in the first quarter of the following year.

Stock Options Granted

                              2000 Option Grants

                                                                               Potential
                                                                               Realized
                                                                               Value at
                                                                                Assumed
                                                                             Annual Rates
                                          Individual Grants                    of Stock
                         ---------------------------------------------------     Price
                           Number of    % of Total                           Appreciation
                          Securities     Options                              for Option
                          Underlying    Granted to    Exercise                 Term (2)
                            Options    Employees in     Price     Expiration -------------
Name                     granted(#)(1) Fiscal Year  ($/per share)    Date    5%($)  10%($)
----                     ------------- ------------ ------------- ---------- ------ ------
Ronald E. Timpe.........         0
Eric E. Parsons.........         0
Douglas T. Maines.......         0
Kim W. Ledbetter........         0
J. Gregory Ness.........     1,500         1.07%       29.875      05/01/10  28,182 71,420

--------
(1) One third of the options vest annually from the date of grant. The exercise period is 10 years. Shares are granted at their fair market value on the date of grant.
(2) Potential realized value at expiration is based on an assumption that the share price of Common Stock appreciates at the rate shown (compounded annually) from the date of the grant until the end of the ten-year term.

  On February 5, 2001, options were granted at $42.50 per share in the following amounts to the following executives: Mr. Timpe (60,000), Mr. Maines (16,000), Mr. Parsons (16,000), Mr. Ledbetter (10,000), and Mr. Ness (12,500).
One quarter of such options vest annually from the date of grant and the options are exercisable for 10 years from the date of grant.

Stock Options Exercised

             2000 Option Exercises and 2000 Year-End Option Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised    In-the-Money Options at
                           Shares                 Options at 12/31/00(#)        12/31/00($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Ronald E. Timple........       0           0       46,667       93,333      1,195,842    2,391,658
Eric E. Parsons.........       0           0       14,667       29,333        375,842      751,658
Douglas T. Maines.......       0           0       14,000       28,000        358,750      717,500
Kim W. Ledbetter........       0           0       10,667       21,333        273,342      546,658
J. Gregory Ness.........       0           0        8,333       18,167        213,533      453,904

--------
(1) Potential unrealized value is (i) the value of a share of Common Stock at December 31, 2000 ($47.75) less the option exercise price times (ii) the number of shares covered by the options.

Long Term Incentive Plan Awards Granted in 2000

  The following table describes certain performance-based restricted stock awards granted during the year ended December 31, 2000 to the Named Executives. All awards reflected in this table are reported above in the Summary Compensation Table, valued as set forth in Note (1) to that table. In any year, shares of restricted stock awarded under the Performance Stock Program may be released, in the discretion of the Board of Directors, upon attainment in any annual measuring period of progressive improvement in return on equity from that of preceding years, within a range between 10.5% (a 10% payout) and 15.0% (a 100% payout).

                                                             Performance or
                                               Number of   Other Period Until
   Name                                         Shares   Maturation or Payout(1)
   ----                                        --------- -----------------------
   Ronald E. Timpe............................  75,000         2000--2004
   Eric E. Parsons............................  25,000         2000--2004
   Douglas T. Maines..........................  25,000         2000--2004
   J. Gregory Ness............................  12,500         2000--2004
   Kim W. Ledbetter...........................  12,500         2000--2004

--------
(1) The program is not structured with a target payment expectation. If annual corporate ROE remains below 10% throughout the period, no release will occur; if the Company attains an annual 15% ROE during the period, full release occurs.

Standard Retirement Program

  Each of the Named Executives participates in both Standard Insurance Company Retirement Plan for Home Office Personnel (the "Retirement Plan") and the Supplemental Retirement Plan for Senior Executives (the "Supplemental Retirement Plan").

  The following table sets forth the benefits payable, assuming retirement at age 65, to participants in the Retirement Plan and the Supplemental Retirement Plan (the "Retirement Plans") at the levels of compensation and the periods of service contained therein.

Annual Retirement Plan Benefits

                          Annual Benefit at Age 65 for Years of Service(1)
     High 5 Yr Ave.     --------------------------------------------------------------
      Remuneration         15           20           25           30           35
     --------------     --------     --------     --------     --------     --------
     $125,000           $ 29,325     $ 39,100     $ 48,875     $ 58,650     $ 68,425
     $150,000           $ 35,325     $ 47,100     $ 58,875     $ 70,650     $ 82,425
     $175,000           $ 41,325     $ 55,100     $ 68,875     $ 82,650     $ 96,425
     $200,000           $ 47,325     $ 63,100     $ 78,875     $ 94,650     $110,425
     $225,000           $ 53,325     $ 71,100     $ 88,875     $106,650     $124,425
     $250,000           $ 59,325     $ 79,100     $ 98,875     $118,650     $138,425
     $300,000           $ 71,325     $ 95,100     $118,875     $142,650     $166,425
     $350,000           $ 83,325     $111,100     $138,875     $166,650     $194,425
     $400,000           $ 95,325     $127,100     $158,875     $190,650     $222,425
     $450,000           $107,325     $143,100     $178,875     $214,650     $250,425
     $500,000           $119,325     $159,100     $198,875     $238,650     $278,425
     $550,000           $131,325     $175,100     $218,875     $262,650     $306,425
     $600,000           $143,325     $191,100     $238,875     $286,650     $334,425
     $650,000           $155,325     $207,100     $258,875     $310,650     $362,425
     $700,000           $167,325     $223,100     $278,875     $334,650     $390,425
     $750,000           $179,325     $239,100     $298,875     $358,650     $418,425

--------
(1) Maximum service under the plan is 35 years.

  The benefits shown in the above table are payable in the form of a straight life annuity with annualized cost of living increases not to exceed a cumulative limit of 3% of the original benefit amount for each year after retirement. Benefits payable under the Retirement Plans are not subject to offset for Social Security benefits. Compensation taken into account under the Retirement Plans is the average monthly compensation paid to a participant during the consecutive 60-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation is the total of base salary and short-term incentive bonus in the year accrued.

  As of December 31, 2000, the estimated highest five year average remuneration and credited years of service for each of the Named Executives under the Retirement Plans was: Mr. Timpe, $707,586 and 32 years; Mr. Maines, $394,817 and 2 years; Mr. Parsons, $317,006 and 10 years; and Mr. Ledbetter, $212,602 and 26 years and Mr. Ness, $171,137 and 21 years.

Certain Relationships and Related Transactions

  Retention Agreement. As part of Standard Insurance Company's demutualization, Standard Insurance Company entered into a Retention agreement with each Named Executive and certain other executive officers (each, an "executive"). Under the Retention Agreements, Standard Insurance Company agreed to pay each executive a retention bonus, payable in restricted stock, provided that the executive remained continuously employed by the Company through January 2, 2001, except Mr. Maines, who was required to remain continuously employed through September 30, 2001. Other than with respect to Mr. Maines, for each Named Executive, the forfeiture restrictions were satisfied and shares released on January 2, 2001.

  Change of Control Agreement. The Company has also entered into Change of Control Agreements with each of the Named Executives and certain other executive officers (each, an "executive"). The provisions of these agreements become effective if and when there is a Change of Control (as defined below) of StanCorp or Standard Insurance Company. The Change of Control Agreements will continue in effect through December 31, 2001. The agreements will be automatically renewed for successive one-year terms unless the Company gives notice to the executive that it will not extend the expiration date (provided that no such notice can be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date is automatically extended for twenty-four months beyond the month in which the Change of Control occurs.

  Under the Change of Control Agreements, the Company will provide the executive with the following benefits in the event of termination within twenty-four months of a Change of Control other than for cause.

  . a lump-sum payment in an amount equal to three times the sum of (a) the executive's annual base salary in effect at the time the Change of Control occurs and (b) target incentive compensation payable to the executive under any short term incentive plan;

  . an amount equal to the target bonus payable under any cash long term incentive plan in effect immediately prior to the Change of Control;

  . outstanding stock options, stock bonuses, or other stock awards shall become immediately vested, become exercisable in full and all outstanding stock options shall remain exercisable and

  . immediate vesting of all benefits to which the executive is entitled under any of the Company's retirement plans and a 30 month continuation of certain welfare plans.

  The Change of Control Agreements also provide that, to the extent any payments to the executives would be subject to "golden parachute" excise taxes under Section 4999 of the Internal Revenue Code, the executives will receive "gross-up" payments in order to make them whole with respect to such taxes and any related interest and penalties.

  For the purposes of the Change of Control Agreements, a "Change of Control" is defined generally to include:

  . an acquisition of 30 percent of more of the voting stock of the Company or Standard Insurance Company;

  . a change in the majority of the members of the Company's or Standard Insurance Company's Board within a twelve-month period that is not supported by two-thirds of the incumbent directors;

  . approval by the shareholders of a merger or reorganization in which the Company's or Standard Insurance Company's shareholders do not own at least 51 percent of the voting securities of the resulting entity;

  . a sale of all or substantially all of the Company's assets or those of Standard Insurance Company;

  . a tender or exchange offer which results in at least 30 percent of the Company's voting securities or those of Standard Insurance Company being purchased by the offeror; or

  . adoption by the Company's or Standard Insurance Company's Board of Directors of a resolution to the effect that a Change of Control has occurred.

  Acquisition by an executive, or a group of persons including an executive, of 25 percent or more of the voting securities of StanCorp or Standard Insurance Company does not constitute a Change of Control under the Change of Control Agreements.

                               PERFORMANCE GRAPH

  The following graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of the S & P Life Insurance Index, the S & P 500 Index and the S & P Insurance Composite Index. The comparison assumes $100 was invested on April 16, 1999 in the Company's Common Stock and in each of the foregoing indexes and assumes the reinvestment of dividends.

  This graph covers the period of time beginning on April 16, 1999, when our shares were first traded on the New York Stock Exchange, through December 29, 2000.

                              [PERFORMANCE GRAPH]

                 StanCorp's Cumulative Total Return Relative to the S&P 500, S&P Life Insurance and S&P Insurance Composite Indices

Date           SFG     S&P 500   S&P Life Insurance    S&P Insurance Composite
----          ------   -------   ------------------    -----------------------
 4/16/99      100.00    100.00         100.00                   100.00
 4/30/99       99.48    101.26         105.91                   100.47
 5/28/99      103.10     98.87         106.06                   101.51
 6/30/99      110.08     99.97         106.64                   101.67
 7/30/99      104.39    101.10         104.73                    98.73
 8/31/99       96.90    102.71          93.15                    99.01
 9/30/99       92.23     97.40          76.84                    87.83
10/29/99      104.67    104.03          89.10                    98.11
11/30/99      116.36    108.24          82.86                    96.52
12/31/99      104.67    112.39          78.48                    97.13
 1/31/00      101.29    104.12          66.09                    88.24
 2/29/00      100.24    102.18          52.69                    74.05
 3/31/00      114.03    114.97          59.53                    94.31
 4/28/00      121.32    111.51          56.25                    94.22
 5/31/00      120.05    105.92          60.21                   100.43
 6/30/00      134.15    111.91          59.59                    98.75
 7/31/00      142.76    109.32          66.35                   110.25
 8/31/00      155.06    116.10          64.96                   110.51
 9/29/00      178.85    110.83          72.24                   124.56
10/31/00      168.66    106.50          71.41                   125.73
11/30/00      178.10    103.70          71.91                   124.11
12/29/00      200.10    102.16          81.79                   134.77

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

  Our Board of Directors, on the recommendation of the Audit Committee, has appointed Deloitte & Touche as independent auditors for the year 2001. Although not required, our board has determined that it is desirable to request ratification of this appointment by our shareholders. If ratification is not obtained, the board will reconsider the appointment.

  The aggregate fees billed for professional services rendered by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our quarterly reports on Form 10Q for the year 2000 approximated $435,000. There were no professional services rendered by Deloitte & Touche in 2000 relating to financial information systems design and implementation. The aggregate fees billed for other non-audit related services approximated $404,000 for the year 2000. Deloitte & Touche has confirmed that as of January 29, 2001, they were independent accountants with respect to the Company, within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

  Deloitte & Touche and its predecessor firms have served as our independent auditors for over 50 years.

  We have been advised that representatives of Deloitte & Touche will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

  Our Board of Directors unanimously recommends that you vote for this proposal.

                            AUDIT COMMITTEE MATTERS

  The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

  Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2000:

  . The Audit Committee has completed its review and discussion of the Company's audited financial statements with management;

  . The Audit Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including, matters related to the conduct of the audit of the Company's financial statements;

  . The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditors independence. The Audit Committee has considered whether the independent auditor's provision of information technology services and other non-audit services to the Company is compatible with maintaining the auditor's independence. The Audit Committee has reviewed the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company, and has discussed with the auditors the auditors' independence from the Company; and

  . The Audit Committee has, based on its review and discussions with management of the Company's 2000 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

                                          Audit Committee:

                                          John E. Chapoton, Chair
                                          Virginia L. Anderson
                                          Frederick W. Buckman
                                          Peter T. Johnson
                                          William Swindells

                                 OTHER MATTERS

  Our Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are presented, the persons named as proxies will vote on such matters as recommended by management.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the '34 Act requires our directors and executive officers to file reports of holdings and transactions in our stock with the SEC. Based on our records and other information, we believe that filing requirements applicable to our directors and executive officers with respect to 2000 have been met.

                     SHAREHOLDER NOMINATIONS AND PROPOSALS

  Shareholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration for election to the Board of Directors should do so in writing between February 15, 2002 and March 12, 2002, addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, StanCorp Financial Group, Inc., P. O. Box 711, Portland, Or. 97207. The notice should set forth as to each nominee whom the shareholder proposes to nominate for election or reelection as director the following:

  .  the name, age, business and residence addresses of the nominee;

  .  the principal occupation or employment of the nominee;

  .  the number of shares of Common Stock beneficially owned by the nominee;
     and

  . any other information concerning the nominee that would be required to appear in a proxy statement for the election of such nominee under the rules of the SEC.

  The shareholding giving notice must also provide his or her name and record address and the number of shares of Common Stock owned by the shareholder.

  Under our bylaws, shareholders who wish to present proposals for action at an annual meeting must give timely notice of the proposed business to our Corporate Secretary. To be timely, a shareholder's notice must be in writing, delivered to, or mailed and received at, our principal office in Portland, Oregon not less than 50 days nor more than 75 days prior to that year's annual meeting. However, if we have not provided shareholders notice of, or otherwise publicly disclosed, the date of the annual meeting within 65 days of the meeting date, notice must be received not later than the close of business on the 15th day following the date on which such notice was mailed or public disclosure was made. Our 2002 annual meeting is scheduled to be held on May 6, 2002. Therefore, a notice, to be timely, must be received by us between February 15, 2002 and March 12, 2002. If received after that date, the proposal, when and if raised at the 2002 annual meeting, will be subject to the discretionary vote of the proxyholder as described earlier in this material.

  Please note that these rules govern raising proposals at the annual meeting. In order for a shareholder's proposal to be considered for inclusion in our 2002 proxy statement, under SEC Rules, we must receive the proposal by November 28, 2001. Shareholders should mail their proposal to our Corporate Secretary, P. O. Box 711, Portland, OR 97207.

  In order to make a proposal, the shareholder must meet certain ownership criteria and provide us with a brief description of the matter to be brought before the meeting and the reasons for the proposal. The shareholder must also provide us with his or her name and record address, the number of shares of Common Stock that the shareholder owns, and any interest that the shareholder may have in the proposal.

March 29, 2001
                                          /s/ Dwight L. Cramer

                                          Dwight L. Cramer
                                          Vice President, General Counsel
                                          and Corporate Secretary

                                                                      EXHIBIT A

                            AUDIT COMMITTEE CHARTER

  The Audit Committee of StanCorp Financial Group, Inc. is elected annually by the StanCorp Board of Directors. It is composed of three or more independent Directors. "Independent" shall mean having no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Each member of the Audit Committee shall be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. "Financially literate" shall mean possessing the ability to understand key financial statements, including the balance sheet, income statement and cash flow statement, with sufficient comprehension to initiate and pursue inquiries that contribute to the performance of the Committee's oversight responsibilities, or as such qualification may be interpreted by the Board of Directors in its business judgment. No more than one of the Committee members may also be a member of the Executive Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

  Management is responsible for the preparation of financial statements and maintenance of an accounting system and internal control structure that provide strong assurance as to the reliability of the financial records and the protection of assets for StanCorp and each of its subsidiaries. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of quarterly and annual financial reports to shareholders and others and obtaining from Management and the independent public accountant adequate assurances that appropriate accounting standards and financial assumptions have been followed and that such reports comply with laws and regulations. The Committee also assures that effective internal controls are in place. The Committee is empowered to retain independent accountants, legal counsel, and others, as necessary, to assist it in carrying out its duties.

  The Audit Committee shall require that the outside auditor for the Company be ultimately accountable to the Board of Directors and Audit Committee. Accordingly, the Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). The Audit Committee shall be responsible for ensuring that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

  The Committee maintains free and open communication among the Directors, the independent auditors, the internal auditors, and Company management.

Meetings

  The Audit Committee meets three times each year in February, May, and November. When possible, meetings are held in conjunction with regular Board meetings. Additional meetings for any purpose may be held when called by the Chairperson.

Duties and Authority

  The duties and authority of the Audit Committee include the following:

  . Review and update the Committee's charter and activities checklist annually

  . Determine annually the firm of independent public accountants to be recommended to the Board of Directors for submission to the shareholders for ratification at the annual meeting, approve their fees, review the quality of their work, and, if necessary, recommend their replacement or discharge

  . Assure the independence of the independent public accountants by reviewing at least annually a written statement provided by them describing relationships with the Company contemplated above

  . Review the audit scope and plan of the independent public accountants and the internal auditors

  . Review and discuss with the independent public accountants their annual audit report and the accompanying management letter. Review and discuss with the independent public accountants their review of quarterly and annual financial reports. Included in these discussions on quarterly and annual financial reports will be a specific discussion regarding the quality of earnings and the integrity of the financial reports

  . Oversee the adequacy of the internal control structure, in part through the review of reports from the internal auditors

  . Review reports of regulatory agencies relative to surplus adequacy and compliance with laws and regulations.

  . Based on discussion with management and the independent public accountants, recommend annually to the Board of Directors that the financial statements be included in the company's annual report on Form 10-K

  . Annually provide a proxy disclosure statement in the form prescribed by the SEC

Reports

  The Audit Committee will submit a report of its activities to the Board of Directors after each Committee meeting.

                      [LOGO OF STANCORP FINANCIAL GROUP]


PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         STANCORP FINANCIAL GROUP, INC

The undersigned hereby appoints Ronald E. Timpe, Eric E. Parsons and Dwight L. Cramer as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of StanCorp Financial Group, Inc. held in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 7, 2001 or any adjournment thereof. If this Proxy is returned signed but without a clear voting designation, the proxies will vote in accordance with the Board's recommendations. If other matters come properly before the meeting, the proxies will vote in accordance with management's recommendations.


          (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.

            You can now access your Stancorp Financial Group, Inc.
                          shareholder account online.

  Access your Stancorp Financial Group, Inc. shareholder account online via
                       Investor ServiceDirect/SM/ (ISD).

Mellon Investor Services LLC agent for Stancorp Financial Group, Inc. Shareholder Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     . View account status             . View payment history for dividends
     . View certificate history        . Make address changes
     . View book-entry information     . Obtain a duplicate 1099 tax form
                                       . Establish/change your PIN

             Visit us on the web at http://www.mellon-investor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS -- Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect/SM/ is currently available for domestic shareholder accounts.

 . SSN
 . PIN
 . Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:

 . SSN
 . PIN
 . Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

 . Certificate History
 . Book-Entry Information
 . Issue Certificate
 . Payment History
 . Address Change
 . Duplicate 1099

             For Technical Assistance Call 1-877-978-7778 between
                      9am-7pm Monday-Friday Eastern Time

PLEASE NOTE: This service is available to registered shareholders only. Employee plan participants are not covered.

This Proxy when properly executed will be voted by the proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the proxies will vote FOR items 1 and 2.

                                                    Please mark
                                                    your votes as  [X]
                                                    indicated in
                                                    this example


          The Board of Directors recommends a vote FOR items 1 and 2.

Item 1 - ELECTION OF CLASS II DIRECTORS

     FOR all nominees             WITHHOLD
      listed below                AUTHORITY
    (except as marked)     to vote for all nominees
     to the contrary)            listed below

          [  ]                       [  ]

Nominees:     01  Virginia L. Anderson,
              02  Jerome J. Meyer,
              03  Ralph R. Peterson,
              04  E. Kay Stepp,
              05  Michael G. Thorne

(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)


__________________________________________________________________



Item 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          FOR         AGAINST         ABSTAIN

         [  ]           [  ]            [  ]



Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of     [  ]
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services L.L.C. Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.



Signature _______________________ Signature ___________________ Date ___________

Note: Please sign as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

       Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked,
                     signed and returned your proxy card.


                                   Internet

                        http://www.proxyvoting.com/sfg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                      OR

                                   Telephone
                                1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                      OR

                                     Mail

Mark, sign and date your proxy card and return it the enclosed postage-paid envelope.


              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.






You can view the Annual Report and Proxy Statement on the Internet at: www.stancorpfinancial.com/investors/sec.html

(Company Logo)



March 29, 2001



Dear Shareholder:

Thank you for consenting to receive our 2000 Annual Report to Shareholders and Proxy Statement electronically via the Internet. You may view this material by simply logging onto

www.stancorpfinancial.com/investors/sec.html.
--------------------------------------------

Your vote is important to us. You may vote your shares via the Internet, by telephone or by completing the enclosed proxy card and returning it in the envelope provided.

Should you desire to revoke your consent to receive our material electronically, you may do so by contacting our Transfer Agent, Mellon Investor Services, via Investor Services Direct, www.mellon-investor.com, or 1-800-303-3963.
                          -----------------------

Once again, we value you as a shareholder and sincerely appreciate your support.

Sincerely,

/s/ Dwight L. Cramer

Dwight L. Cramer
Vice President, General Counsel
and Corporate Secretary